Exhibit 99.1

Manitex International, Inc. Reports Fourth Quarter and Full Year 2020 Results

Bridgeview, IL, March 11, 2021 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced fourth quarter and full year 2020 results. Net sales from continuing operations for the fourth quarter were $45.2 million, compared to $53.1 million in the prior year’s fourth quarter, and net loss from continuing operations was $(1.8 million), or $(0.09) per share, compared to net loss from continuing operations of $(0.1 million) or $(0.01) per share, in the fourth quarter of 2019. Adjusted net loss* from continuing operations in the fourth quarter of 2020 was $(1.3 million), or $(0.07) per share, compared to adjusted net income of $1.3 million, or $0.06 per share, for the fourth quarter of 2019.

Quarterly Financial Highlights (Sequential comparisons unless noted otherwise):

•	Net sales increased 24% to $45.2 million compared to $36.5 million in the third quarter of 2020

•	Gross profit of $8.4 million, or 18.7% of sales was approximately 25% ahead of $6.7 million gross profit, or 18.3% of sales in the third quarter of 2020

•	Realized 100 basis point improvement in SG&A as a percent of sales compared to the third quarter of 2020

•	Adjusted EBITDA* of $1.5 million, or 3.3% of sales, represents an increase of $0.5 million from $1.0 million, or 2.6% of sales in the third quarter of 2020

•	$82.2 million backlog as of January 31, 2021, which represents the highest level in over three years, represents order strength throughout the portfolio

•	Repaid all $15.5 million in convertible notes and $2 million in European term debt to close the year with $29.9 million in net debt as of 12/31/2020 compared to $41.2 million a year ago

•	Available liquidity through cash and credit lines of approximately $29 million as of December 31, 2020

Note: Results presented above are from Continuing Operations

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Steve Filipov, CEO of Manitex International commented, “Manitex posted fourth quarter results that reflect good execution throughout the organization, with continued focus on pursuing our top growth opportunities and managing our resources efficiently, despite the challenges of COVID-19. On top of the higher quarterly revenues and Adjusted EBITDA compared to the third quarter, strong bookings in the second half of 2020 resulted in a backlog level not seen in years which we believe will result in higher revenues and operating income throughout the year, and we’re expecting to meet the increased level of production that will be needed to meet the higher demand.”

“The improved pace of bookings for Manitex products has been led by particular strength in our global crane and aerials businesses, with our European PM business leading our expansion with Manitex straight mast crane also showing signs of recovery, with an acceleration in orders coming out of 2020 and into 2021. And Valla electric cranes, with a $5 million backlog, is at its highest level since joining Manitex International. Our balance sheet is in the best shape it’s been in several years, as we paid down our remaining $15.5 million in convertible note obligations which we announced in December, and closed the year with net debt of $30 million, its lowest level in nearly a decade.”

“Given the uptick in orders and backlog, we expect our revenues to trend somewhat higher in the first quarter of 2021, with a recovery in margins and the bottom line progressively throughout the year, subject to continued vigilance with respect to COVID-19 to maintain the maximum level of safety and health for our employees, customers, and partners. We expect improved financial performance to be brought about by expected higher volumes, lower interest expenses and our continued benefit from cost reductions implemented during the past 12 months,” concluded Mr. Filipov.

Conference Call:

Management will host a conference call with an accompanying slide presentation, after the close of the market, at 4:30PM ET today, March 11, 2021, to discuss the results with the investment community. Anyone interested in participating in the call should dial 877-407-0792 from within the United States or 201-689-8263 if calling internationally. A replay will be available until March 18, 2021, 11:59 PM which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 13715658 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

In this press release, we refer to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. A reconciliation of Adjusted GAAP financial measures for the three and twelve month periods ended December 31, 2020 and 2019 is included with this press release below and with the Company’s related Form 8-K. Third quarter 2020 comparisons noted above are reconciled in our September 30, 2020 filings. Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and twelve month periods ended December 31, 2020 and 2019, unless otherwise indicated

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, Badger, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$17,161	$23,327
Cash – restricted	240	217
Trade receivables (net)	30,418	34,725
Other receivables	179	1,033
Inventory (net)	56,055	57,818
Prepaid expense and other current assets	2,218	4,706
Current assets of discontinued operations	—	1,591

Total current assets	106,271	123,417

Total fixed assets, net of accumulated depreciation of $17,444 and $14,864 at December 31, 2020 and December 31, 2019, respectively	18,723	19,035
Operating lease assets	4,068	2,174
Intangible assets (net)	15,671	17,032
Goodwill	27,472	32,635
Other long-term assets	1,143	281
Deferred tax asset	247	415
Long-term assets of discontinued operations	—	413

Total assets	$173,595	$195,402

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$32,429	$29,593
Accrued expenses	7,909	9,138
Accounts payable related parties	52	228
Notes payable	16,510	18,212
Convertible note-related party (net)	—	7,323
Current portion of finance lease obligations	344	476
Current portion of operating lease obligations	1,167	813
Customer deposits	2,363	1,493
Deferred income liability	3,747	—
Current liabilities of discontinued operations	—	800

Total current liabilities	64,521	68,076

Long-term liabilities
Revolving term credit facilities (net)	12,606	—
Notes payable (net)	13,625	19,446
Finance lease obligations (net of current portion)	4,221	4,584
Non-current operating lease liabilities	2,901	1,361
Convertible note (net)	—	14,760
Deferred gain on sale of property	587	667
Deferred tax liability	1,333	1,045
Other long-term liabilities	4,892	5,913

Total long-term liabilities	40,165	47,776

Total liabilities	104,686	115,852

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at December 31, 2020 and 2019	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,821,090 and 19,713,185 shares issued and outstanding at December 31, 2020, and 2019, respectively	131,455	130,710
Paid in capital	3,025	2,793
Retained deficit	(63,863)	(50,253)
Accumulated other comprehensive loss	(1,708)	(3,700)

Total equity	68,909	79,550

Total liabilities and equity	$173,595	$195,402

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues	$45,184	$53,089	$167,498	$215,492
Cost of sales	36,755	43,171	136,632	174,649

Gross profit	8,429	9,918	30,866	40,843
Operating expenses
Research and development costs	981	824	3,227	2,714
Selling, general and administrative expenses	7,517	7,601	28,743	34,086
Impairment of intangibles	—	—	6,722	1,539

Total operating expenses	8,498	8,425	38,692	38,339

Operating (loss) income	(69)	1,493	(7,826)	2,504
Other income (expense)
Interest expense	(762)	(1,214)	(3,595)	(4,512)
Interest income	17	68	97	229
Gain on extinguishment of debt	—	—	595	—
Change in fair value of securities held	—	—	—	5,454
Foreign currency transaction loss	(142)	(126)	(813)	(844)
Other (expense) income	(6)	37	(503)	15

Total other (expense) income	(893)	(1,235)	(4,219)	342

(Loss) income before income taxes from continuing operations	(962)	258	(12,045)	2,846
Income tax expense from continuing operations	865	342	674	2,791

(Loss) income from continuing operations	(1,827)	(84)	(12,719)	55

Discontinued operations:
Loss from operations of discontinued operations	(57)	(770)	(888)	(8,575)
Income tax expense (benefit)	2	(67)	3	(28)

Loss from discontinued operations	(59)	(703)	(891)	(8,547)

Net loss	$(1,886)	$(787)	$(13,610)	$(8,492)

(Loss) earnings Per Share
Basic
Loss from continuing operations	$(0.09)	$(0.01)	$(0.64)	$—
Loss from discontinued operations	$(0.01)	$(0.03)	$(0.05)	$(0.43)
Net loss	$(0.10)	$(0.04)	$(0.69)	$(0.43)
Diluted
Loss from continuing operations	$(0.09)	$(0.01)	$(0.64)	$—
Loss from discontinued operations	$(0.01)	$(0.03)	$(0.05)	$(0.43)
Net loss	$(0.10)	$(0.04)	$(0.69)	$(0.43)
Weighted average common shares outstanding
Basic	19,817,599	19,696,093	19,773,081	19,687,414
Diluted	19,817,599	19,696,093	19,773,081	19,687,414

Note: Results shown are from Continuing Operations

Reconciliation of Net (Loss) Income To Adjusted Net Income:

Reconciliation of GAAP Net (Loss) Income

(Continuing Operations)

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income	($1,827)	($1,447)	($84)	($12,719)	$55
Adjustments, including net tax impact	528	437	1,335	10,347	4,713
Adjusted net (loss) income	($1,299)	($1,010)	$1,251	($2,372)	$4,768
Weighted diluted shares outstanding	19,817,599	19,778,225	19,696,093	19,773,081	19,687,414
Diluted (loss) earnings per shares as reported	$(0.09)	($0.07)	$(0.01)	$(0.64)	$—
Total EPS effect	$0.02	$0.02	$0.07	$0.52	$0.24
Adjusted diluted (loss) earnings per share	($0.07)	($0.05)	$0.06	($0.12)	$0.24

Reconciliation of Net (Loss) Income To Adjusted EBITDA:

Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income	$(1,827)	$(1,447)	$(84)	$(12,719)	$55
Interest expense	762	825	1,214	3,595	4,512
Tax expense	865	62	342	674	2,791
Depreciation and amortization expense	1,164	1,053	1,110	4,309	4,307

EBITDA	$964	$493	$2,582	$(4,141)	$11,665
Adjustments:
Stock compensation	$380	$233	$155	$1,038	$603
FX	142	229	3	813	721
Litigation / legal settlement	113	508	88	772	186
Goodwill impairment	—	—	—	6,585	315
Tradenames & customer relationships impairment	—	—	—	137	1,224
Restructuring / asset impairment costs	—	42	287	433	2,086
Gain from PM debt payoff	—	(595)	—	(595)	—
Put call option reserve reversal	(334)	—	—	(334)	—
ASV share value change	—	—	—	—	(5,454)
Other	233	50	370	998	2,500

Total Adjustments	$534	$467	$903	$9,847	$2,181

Adjusted EBITDA	$1,498	$960	$3,485	$5,706	$13,846

Adjusted EBITDA as % of sales	3.3%	2.6%	6.6%	3.4%	6.4%

Backlog

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Backlog from continuing operations	$67,967	$50,541	$44,272	$57,045	$65,263	$56,207
Change Versus Current Period		34.5%	53.5%	19.1%	4.1%	20.9%

Note: Backlog was $82.2 million as of January 31, 2021

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	December 31, 2020	September 30, 2020	December 31, 2019
Total cash & cash equivalents	$17,401	$23,562	$23,544
Notes payable - short term	16,510	17,832	18,212
Current portion of finance leases	344	352	476
Convertible notes	—	15,431	22,083
Notes payable - long term	13,625	15,368	19,446
Finance lease obligations - LT	4,221	4,311	4,584
Revolver, net	12,606	5,000	—

Total debt	$47,306	$58,294	$64,801

Net debt	$29,905	$34,732	$41,257